EXHIBIT 10.2

                       ASSIGNMENT OF INTELLECTUAL PROPERTY
                       -----------------------------------

      1. For good and valuable consideration received from CYNET, INC. ("Assignee"), a Texas corporation, the receipt and sufficiency of which is hereby acknowledged, RAY DAVIS ("Assignor"), an individual of Harris County, Texas, does hereby transfer and assign to Assignee, its successors and assigns, all of his rights, title and interest, in and to all of the intellectual property in which he owns an interest. "Intellectual Property" means all (i) patents, patent applications, patent disclosures, and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations, and application for registrations, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, knowhow, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing, and (viii) copies of tangible embodiments thereof.

      2. Assignor represents and warrants that he owns the intellectual property transferred hereby free and clear of any and all liens, pledges, encumbrances, and claims of any kind or nature whatsoever other than as set out in this agreement and that Assignor has the full right to transfer such intellectual property and such contracts.

      3. The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators and assigns. This Assignment shall be construed in accordance with the laws of the State of Texas.

      4. Assignee agrees to pay Assignor $250,000 upon execution of this assignment agreement.

      5. The effective date of this assignment is March 3, 1997.

ASSIGNEE:

CYNET, INC.


By: /s/ RAY DAVIS
      Ray Davis, its President

ASSIGNOR:


/s/ RAY DAVIS
Ray Davis


/s/ VICKROY STONE
Witness